EXHIBIT 3
CUSIP No. 690370101
AGREEMENT CONCERNING JOINT FILING
OF SCHEDULE 13G
     The undersigned agree as follows:
     (i) each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and
     (ii) each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
     Dated February 14, 2011

V. PREM WATSA

/s/ V. Prem Watsa

1109519 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

THE SIXTY TWO INVESTMENT COMPANY LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

810679 ONTARIO LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:	/s/ Paul Rivett
	Name:	Paul Rivett
	Title:	Vice President and Chief Legal Officer

ODYSSEY AMERICA REINSURANCE CORPORATION.
By:	/s/ Kirk M. Reische
	Name:	Kirk M. Reische
	Title:	Vice President

UNITED STATES FIRE INSURANCE COMPANY
By:	/s/ Paul Bassaline
	Name:	Paul Bassaline
	Title:	Vice President